EXHIBIT 23(h)



                                     CONSENT


     Pursuant to Rule 438 under the Securities Act of 1933, I hereby consent to being named in this Registration Statement on Form S-4 as a person about to become, following consummation of the merger described in this Registration Statement on Form S-4, a director of NMR of America, Inc.


                                   /s/ J. Mark Strong
                                   -----------------------
                                   J. Mark Strong



Naples, Florida
August 7, 1995